UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 16, 2020

PPG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-1687	25-0730780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania, 15272
(Address of Principal Executive Offices, and Zip Code)
(412) 434-3131
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.66 2/3	PPG	New York Stock Exchange
0.875% Notes due 2022	PPG 22	New York Stock Exchange
0.875% Notes due 2025	PPG 25	New York Stock Exchange
1.400% Notes due 2027	PPG 27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 16, 2020, PPG Industries, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders. At the 2020 Annual Meeting of Shareholders, the Company’s shareholders approved the appointment of Kathleen A. Ligocki as a director of the Company to serve in the class whose term expires at the Annual Meeting of Shareholders in 2022. The Board of Directors appointed Ms. Ligocki to the Audit Committee and the Technology and Environment Committee of the Board of Directors.
As an independent director of the Company, Ms. Ligocki will be entitled to receive compensation consistent with that of the Company’s other independent directors who are not employees of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 5, 2020 under the caption “Compensation of Directors,” which portion of such proxy statement is incorporated herein by reference.
Ms. Ligocki was not selected as a director of the Company pursuant to any arrangement or understanding between Ms. Ligocki and any other person or entity.
A press release reporting the approval of the appointment of Ms. Ligocki as a director of the Company is attached hereto as Exhibit 99 and is incorporated herein by reference.
The Company’s Corporate Governance Guidelines require that any director who has attained the age of 72 retire at the next annual meeting of shareholders following the director’s 72nd birthday. James G. Berges and Victoria F. Haynes each turned 72 before the Company’s 2020 Annual Meeting of Shareholders and in accordance with this requirement Mr. Berges and Dr. Haynes retired from the Company’s Board of Directors effective at the 2020 Annual Meeting of Shareholders. As previously reported, on November 19, 2019 director Michele J. Hooper informed the Company that she would not stand for reelection to the Board of Directors at the Company’s 2020 Annual Meeting of Shareholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At its 2020 Annual Meeting of Shareholders, the Company’s shareholders voted on the following matters:

1.	The three nominees for director were elected to serve in a class whose term expires in 2023 as follows:

Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Stephen F. Angel	174,199,909	2,081,107	462,706	25,756,778
Hugh Grant	167,112,447	9,162,670	468,602	25,756,781
Melanie L. Healey	174,477,049	1,814,004	452,672	25,756,775
The following continuing directors did not stand for re-election at the 2020 Annual Meeting of Shareholders (the year in which each director’s term expires is indicated in parenthesis): Steven A. Davis (2021), Michael W. Lamach (2021), Martin H. Richenhagen (2021), Catherine R. Smith (2021), John V. Faraci (2022), Gary R. Heminger (2022) and Michael H. McGarry (2022).

2.	The appointment of a director to serve in a class whose term expires in 2022 was approved as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Kathleen A. Ligocki	175,153,590	1,119,872	470,258	25,756,780

3.	The proposal to approve the compensation of the Company’s named executive officers on an advisory basis was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
166,940,609	8,714,917	1,087,999	25,756,975

4.
By the following vote, the shareholders did not approve the proposal (which required the affirmative vote of 80 percent of the Company’s outstanding shares) to amend the Company’s Articles of Incorporation to provide for the annual election of directors:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
175,379,868	873,107	490,749	25,756,776

5.
By the following vote, the shareholders did not approve the proposal (which required the affirmative vote of 80 percent of the Company’s outstanding shares) to amend the Company’s Articles of Incorporation and Bylaws to replace the supermajority voting requirements:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
174,190,141	1,711,328	842,238	25,756,793

6.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020 was approved as follows:

Votes For	Votes Against	Votes Abstained
200,943,090	1,016,212	541,198
There were no broker non-votes with respect to this matter.
As of the record date of the 2020 Annual Meeting, 235,910,495 shares of common stock were issued and outstanding.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99	Press release of PPG Industries, Inc. dated April 16, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 22, 2020	By:	/s/ Michael H. McGarry
Michael H. McGarry
Chairman and Chief Executive Officer